UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 8, 2005 (date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	488159-10-4 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On December 8, 2005, Bongiovanni & Associates, P.A. (the “New Accountant”) of 17111 Kenton Drive, Suite 204-B, Cornelius, North Carolina 28031 was retained as the auditors for Nexia Holdings, Inc. (the “Company”).

In making the selection of the New Accountant the Company’s management and board of directors reviewed auditor independence issues and the absence of any pre-existing business or commercial relationship with the new accountant and concluded that there are no such relationships that would impair the independence of the New Accountant.

During the two fiscal years ended December 31, 2003 and December 31, 2004 and through December 8, 2005, the Company did not consult with Bongiovanni & Associates regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:
Exhibit No.	Page No.	Description
None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Dated this 9th day of December, 2005.	By:	/s/ Richard Surber
Richard Surber President

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